Exhibits

Exhibit 23.5

Consent of Registered Independent Public Accounting Firms

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-7410, 333-7412, 333-11022, 333-13384, 333-102183 and 333-97935) of Royal Dutch Petroleum Company of our report dated March 29, 2005, relating to the Financial Statements of the Royal Dutch/Shell Group of Companies which is included in this 2004 Annual Report on Form 20-F.

/s/ KPMG Accountants N.V.
--------------------------------------------------------------------
KPMG Accountants N.V.
The Hague – The Netherlands

/s/ PricewaterhouseCoopers LLP
--------------------------------------------------------------------
PricewaterhouseCoopers LLP
London – United Kingdom

March 29, 2005

Royal Dutch/Shell Group of Companies E 7